As filed with the Securities and Exchange Commission on May 23, 2013
Registration No. 333-118019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXEN INC.
(Exact name of registrant as specified in its charter)

Canada	98-600202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 – 7th Avenue S.W. Calgary, Alberta, Canada T2P 3P7	Alberta, Canada T2P 3P7
(Address of Principal Executive Offices)	Zip Code

Nexen 401(k) Savings and Pension Plan
(Full title of the plan)

Nexen Petroleum U.S.A. Inc.
945 Bunker Hill Road
Suite 1400
Houston, Texas 77024
(Name and address of agent for service)

(832) 714-5000
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:
Amy Curtis
Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201-2533
(214) 969-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of the Registrant on Form S-8 (Registration No. 333-118019), which registered the offering of common shares, pursuant to the Nexen 401(k) Savings and Pension Plan, formerly known as the Nexen Savings Plan, formerly known as the CXY Energy Inc. Employees’ Savings Plan.  The Registrant hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 23rd day of May, 2013.

NEXEN INC.

By:	/s/ Kevin J. Reinhart
Kevin J. Reinhart
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 23, 2013.

Name	Title

/s/ Kevin J. Reinhart	Chief Executive Officer and Director
Kevin J. Reinhart	(Principal Executive Officer)

/s/ Una M. Power	Interim Chief Financial Officer and Senior
Una M. Power	Vice President, Corporate Planning and
Business Development (Principal Financial Officer)

/s/ Brendon T. Muller	Controller and Vice President, Insurance
Brendon T. Muller	(Principal Accounting Officer)

*	Director
Li Fanrong

*	Director
Fang Zhi

*	Director
William B. Berry

*	Director
S. Barry Jackson
*	Director
Thomas C. O’Neill

/s/ Kevin J. Reinhart	Director
Kevin J. Reinhart

*By:	/s/ Kevin J. Reinhart
Kevin J. Reinhart Attorney in Fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Nexen 401(k) Savings and Pension Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of May, 2013.

NEXEN 401(K) SAVINGS AND PENSION PLAN

By:	Nexen Petroleum U.S.A. Inc.

By:	/s/ J. Michael Backus
J. Michael Backus
Assistant Treasurer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 solely in the capacity of the duly authorized representative of the Registrant in the United States on the 23rd day of May, 2013.

NEXEN PETROLEUM U.S.A. INC.

By:	/s/ J. Michael Backus
J. Michael Backus
Assistant Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
24.1	Power of Attorney dated March 29, 2013 (incorporated by reference to Exhibit 24.1 to the Registrant’s Post-Effective Amendment No. 1 to its Form F-3 Registration Statement (File No. 333-84786), filed with the Securities and Exchange Commission on May 23, 2013)